Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the use in this Registration Statement of ADDvantage Technologies Group, Inc. on Form S-1 of our report dated December 3, 2004, on the financial statements of ADDvantage Technologies Group, Inc. as of September 30, 2004 and 2003, and for each of the three years in the period ended September 30, 2004, and to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Tullius, Taylor, Sartain & Sartain LLP

Tulsa, Oklahoma
March 30, 2005